SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                             September 26, 2000


                  AMERICA FIRST MORTGAGE INVESTMENTS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



                Maryland      						          001-13391
             --------------------      ------------------------
             (State of Formation)						(Commission File Number)


                                  13-3974868
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                      (IRS Employer Identification Number)


             399 Park Avenue
          New York, New York                				                      10022
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(Address of principal executive offices)		                          (Zip Code)


                                (212) 935-8760
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             (Registrants' telephone number, including area code)

                                Not applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

































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Item 2. Acquisition or Disposition of Assets.

America First Mortgage Investments, Inc., a Maryland corporation (the "Registrant") is the sole limited partner of Owings Chase Limited Partnership, a Maryland limited partnership (the "Partnership") holding a 99.99% interest in the Partnership. On September 26, 2000, the Partnership sold a 234-unit apartment complex known as Owings Chase Apartments in Pikesville, Maryland (the "Property") to Sawyer Property Management of Maryland, Inc., a Maryland corporation (the "Buyer") for a total sale price of approximately
$11,000,000. The purchase price was paid in cash. The Registrant intends to reinvest the net proceeds received by it from the sale in another apartment complex in a transaction that it expects to be able to treat as a tax-free like-kind exchange.

The sale price for the Property was determined through arms-length negotiation between the Partnership and the Buyer. There is no relationship between the Partnership, its general partner, the Registrant or their respective directors, officers or affiliates, on one hand, and the Buyer or any of its directors, officers or affiliates on the other hand.
























































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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMERICA FIRST MORTGAGE INVESTMENTS, INC.,



                               By  /s/ Stewart Zimmerman
                                   -------------------------------------
                                   Stewart Zimmerman
                                   President and Chief Executive Officer


Dated:  September 27, 2000

























































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